DISTRIBUTION AGREEMENT

                                   SCHEDULE A




SERIES                                           DATE MADE A PARTY TO AGREEMENT
------                                           ------------------------------
Neuberger & Berman Focus Trust                         August 3, 1993
Neuberger & Berman Genesis Trust                       August 3, 1993
Neuberger & Berman Guardian Trust                      August 3, 1993
Neuberger & Berman Manhattan Trust                     August 3, 1993
Neuberger & Berman Partners Trust                      August 3, 1993
Neuberger & Berman NYCDC Socially Responsive           March 14, 1994
Trust